    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1999
                                                    REGISTRATION NO. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------

                         WELLPOINT HEALTH NETWORKS INC.
             (Exact name of Registrant as specified in its charter)

                                 -------------

           DELAWARE                                    95-4635504
(State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                Identification Number)

                                 1 WELLPOINT WAY
                             THOUSAND OAKS, CA 91362
               (Address of principal executive offices) (zip code)

                                 -------------

       401(K) RETIREMENT SAVINGS PROGRAM OF WELLPOINT HEALTH NETWORKS INC.

                            (Full title of the plan)
                                 -------------

                             THOMAS C. GEISER, ESQ.
                  Executive Vice President and General Counsel
                         WELLPOINT HEALTH NETWORKS INC.
                    1 WellPoint Way, Thousand Oaks, CA 91362
                     (Name and address of agent for service)
                                 (818) 703-4000
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                              Barry W. Homer, Esq.
                         Brobeck, Phleger & Harrison LLP
                                One Market Plaza
                               Spear Street Tower
                         San Francisco, California 94105

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission in accordance with Section 8(a) of the Securities Act of 1933 and Rule 462 thereunder.

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------
                                                   Proposed         Proposed
       Title of                    Amount           Maximum         Maximum
      Securities                    to be          Offering        Aggregate      Amount of
         to be                    Registered          Price         Offering     Registration
     Registered (1)                   (2)         per Share (3)     Price (3)         Fee
--------------------------------------------------------------------------------------------
Common Stock, $.01 par value,
issued pursuant to:
  401(k) Retirement Savings        500,000        $63.44          $31,720,000    $8,818.16
  Program of WellPoint
  Health Networks Inc. (1)

--------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the 401(k) Retirement Savings Program of WellPoint Health Networks Inc.

(2) This Registration Statement also covers any additional shares of Common Stock that are acquired under the employee benefit plans listed above by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low selling price per share of Common Stock of WellPoint Health Networks Inc. on November 8, 1999, as reported by the New York Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents of the Registrant filed with the Commission (File No. 001-13803) are incorporated by reference:

(a)      The Registrant's Registration Statement on Form 8-B filed on June 12,
              1997, pursuant to Section 12(g) of the Exchange Act;

(b)      The Registrant's Annual Report on Form 10-K for the year ended
              December 31, 1998;

(c)      The Registrant's Quarterly Report on Form 10-Q for the quarters ended
              March 31, 1999 and June 30, 1999; and

(d)      The 401(k) Retirement Savings Program's latest annual report on
              Form 11-K filed with the Commission on June 29, 1999.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which designates all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

         The Registrant's Certificate of Incorporation provides that the liability of the Registrant's directors to the Registrant or the Registrant's stockholders for monetary damages for breach of fiduciary duty will be eliminated to the fullest extent permissible under Delaware law except for (i) breaches of duty of loyalty; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law; (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or
(iv) transactions in which a director received an improper personal benefit.

         The effect of these provisions is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. These provisions do not limit or eliminate the rights of the Registrant or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities law.

         The Registrant's Bylaws provide that the Registrant will indemnify each present and former director and officer of the registrant or a predecessor company and each of their respective subsidiaries, as such companies exist or have existed, and such agents of the Registrant as the Board of Directors shall determine, to the fullest extent provided by Delaware law.

         In addition, the Registrant has entered into indemnification agreements with its directors and certain officers that provide for the maximum indemnification permitted by law.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

Item 8.  EXHIBITS


       EXHIBIT NUMBER       EXHIBIT


         4.1 Restated Certificate of Incorporation of the Registrant. Incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed August 5, 1997.

         4.2      Bylaws of the Registrant.

         4.3 Specimen Stock Certificate of the Registrant incorporated by reference to Exhibit 4.4 of Registrant's Registration Statement No. 000-13083 on Form 8-B.

         5.1 Internal Revenue Service determination letter, dated November 8, 1995, that the WellPoint Health Networks Inc. Salary Deferral Savings Program (now known as the 401(k) Retirement Savings Program) is qualified under Section 401 of the Internal Revenue Code. Incorporated by reference to Exhibit
                  5.2 of Registrant's Registration Statement on Form S-8 (Registration No. 333-05111).

         23.1     Consent of PricewaterhouseCoopers LLP

         24 Power of Attorney. Reference is made to the signature page of this Registration

                  Statement.

Item 9.  UNDERTAKINGS.

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the Registration Statement; and (2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California, on this 10th day of November, 1999.

                         WELLPOINT HEALTH NETWORKS INC.


                                        By:    /s/ Leonard D. Schaeffer
                                               ------------------------
                                               Leonard D. Schaeffer
                                               Chairman of the Board and
                                               Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of WellPoint Health Networks Inc., a Delaware corporation, do hereby constitute and appoint Leonard
D. Schaeffer, Chairman of the Board of Directors and Chief Executive Officer and Thomas C. Geiser, Esq., Executive Vice President, General Counsel and Secretary, or any one of them, the lawful attorney-in-fact and agent, each with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                        Title                                 Date
----------                        -----                                 ----
/s/ Leonard D. Schaeffer  -  Chairman of the Board of Directors        November 10, 1999
------------------------     and Chief Executive Officer
Leonard D. Schaeffer         (Principal Executive Officer)


 /s/ David C. Colby          Executive Vice President and              November 10, 1999
------------------------  -  Chief Financial Officer (Principal
David C. Colby               Financial Officer)


Signatures                          Title                                 Date
----------                          -----                                 ----

/s/ S. Louise McCrary     -  Senior Vice President and                 November 10, 1999
---------------------        Chief Accounting Officer
S. Louise McCrary            (Principal Accounting Officer)


/s/ W. Toliver Besson     -  Director                                  November 10, 1999
---------------------
W. Toliver Besson, Esq.


/s/ Roger E. Birk         -  Director                                  November 10, 1999
-----------------
Roger E. Birk


/s/ Sheila P. Burke       -  Director                                  November 10, 1999
-------------------
Sheila P. Burke


/s/ Stephen L. Davenport  -   Director                                 November 10, 1999
------------------------
Stephen L. Davenport


/s/ Julie A. Hill         -   Director                                 November 10, 1999
------------------------
Julie A. Hill


/s/ Elizabeth A. Sanders  -   Director                                 November 10, 1999
------------------------
Elizabeth A. Sanders

                                     II-5

         SALARY DEFERRAL SAVINGS PROGRAM. Pursuant to the requirements of the Securities Act of 1933, as amended, the Salary Deferral Savings Program of WellPoint Health Networks Inc. has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oak, State of California, on this 10th day of November, 1999.


                                    SALARY DEFERRAL SAVINGS PROGRAM OF WELLPOINT
                                    HEALTH NETWORKS INC.


                                    By: /s/ Thomas C. Geiser
                                        --------------------

                                  EXHIBIT INDEX


Exhibit Number    Exhibit
--------------    -------

      4.1         Restated Certificate of Incorporation of the Registrant.
                  Incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed August 5, 1997.

      4.2         Bylaws of the Registrant.

      4.3 Specimen Stock Certificate of the Registrant incorporated by reference to Exhibit 4.4 of Registrant's Registration Statement No. 000-13083 on Form 8-B.

      5.1 Internal Revenue Service determination letter, dated November 8, 1995, that the WellPoint Health Networks Inc. Salary Deferral Savings Program (now known as the 401(k) Retirement Savings Plan) is qualified under Section 401 of the Internal Revenue Code. Incorporated by reference to Exhibit 5.2 of Registrant's Registration Statement on Form S-8 (Registration No. 333-05111).

     23.1         Consent of PricewaterhouseCoopers LLP

     24 Power of Attorney. Reference is made to the signature page of this Registration Statement.